EXHIBIT 5.1
                  [LETTERHEAD OF FULBRIGHT & JAWORSKI, L.L.P.]


                               September 11, 2000

Magnum Hunter Resources, Inc.
600 East Las Colinas Boulevard, Suite 1100
Irving, Texas 75039

     Re: Magnum Hunter Resources, Inc. (the "Company"): Registration Statement on Form S-3 under the Securities Act of 1933 (the "Act")

Ladies and Gentlemen:

     We have acted as counsel for the Company, a Nevada corporation, in connection with the registration by the Company under the Act of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Act, of
(i) the Company's unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"),
(ii) shares of preferred stock, par value $0.001 per share, of the Company in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"),
(iii) shares of common stock, par value $0.002 per share, of the Company (the "Common Stock"), including up to 1,726,217 shares (the "Sales Manager Shares") that may be sold by the Company pursuant to a Sales Manager Agreement (as defined below), (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock and (v) guarantees ("Guarantees") by certain subsidiaries of the Company named in the Registration Statement (the "Subsidiary Guarantors") with respect to the Debt Securities (such Debt Securities, Preferred Stock, Depositary Shares, Warrants, Common Stock and Guarantees are collectively referred to herein as the "Securities"). The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's Registration Statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, (ii) the form of Indenture (the "Indenture") relating to the Debt Securities included as an exhibit to the Registration Statement, (iii) the form of Sales Manager Agreement between the Company and RGC Brinson Patrick, LLC (the "Sales Manager Agreement") included as an exhibit to the Registration Statement and (iv) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a prospectus supplement (a "Prospectus Supplement") will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered (other than the Sales Manager Shares) will have been duly authorized and validly


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Magnum Hunter Resources, Inc.
September 11, 2000
Page 2


executed and delivered by the Company and the other parties thereto; (v) at the time of any offering or sale of Securities, that the Company will have such number of shares of Common Stock or Preferred Stock, if applicable, as set forth in such offering or sale, authorized, established (if applicable) and available for issuance, and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

                  1. With respect to Debt Securities to be issued under the Indenture, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board (as hereinafter defined) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued.

                  2. With respect to Guarantees issued by any Subsidiary Guarantor with respect to any Debt Securities, when (i) the board of directors of each Subsidiary Guarantor has taken all necessary corporate action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters; (ii) the terms of such Guarantees and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Subsidiary Guarantor; and (iii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of such Subsidiary Guarantor, such Guarantees will be legally issued.

                  3. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a statement establishing relative rights and preferences relating to such Preferred Stock and the filing of such statement with the Secretary of State of the State of Nevada; and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the


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Magnum Hunter Resources, Inc.
September 11, 2000
Page 3


         consideration therefor provided for therein, or (b) upon exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

                   4. With respect to the Depositary Shares, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with applicable law, when the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, the Deposit Agreement relating to the Depositary Shares has been duly executed and delivered, and the Preferred Stock that is represented by Depositary Shares has been duly issued and delivered to the depository, and depositary receipts evidencing the Depositary Shares have been duly issued against the deposit of Preferred Stock in accordance with the Deposit Agreement, the depositary receipts will be validly issued.

                  5. With respect to shares of Common Stock (other than the Sales Manager Shares), when (i) the Board of Directors of the Company or to the extent permitted by the General Corporation Law of the State of Nevada, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either
         (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock (other than the Sales Manager Shares) will be duly authorized, validly issued, fully paid and nonassessable.

                  6. With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) a warrant agreement and any other agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the
         Warrants  have  been  duly  executed,  countersigned,   registered  and
         delivered in accordance with the appropriate warrant agreement, any other agreements relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued.

                  7. With respect to the Sales Manager Shares, when (i) the Sales Manager Agreement has been duly authorized by the Board and validly executed and delivered by the Company and RCG Brinson Patrick, LLC and (ii) any Sales Manager Shares have been issued and sold as contemplated in the Sales Manager Agreement(and for an issuance price not less than the par value of the Sales Manager Shares), all such shares will be duly authorized, validly issued, fully paid and nonassessable.


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Magnum Hunter Resources, Inc.
September 11, 2000
Page 4

     The opinions expressed above are limited by and subject to the following qualifications:

     (a) We express no opinion other than as to the federal securities laws of the United States of America and the laws of the State of Texas. We have assumed, however, without investigation, that the laws of the States of New York and Nevada are identical in all respects to the laws of the State of Texas.

     (b) In rendering the opinions expressed herein, we have assumed that no action heretofore taken by the Board in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

     (c) The opinions expressed in paragraphs 1, 2 and 6 above are subject to the qualification that the validity and binding effect of the Securities and the Indenture may be limited or affected by (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, and (iii) an implied covenant of good faith and fair dealing.

     (d) We express no opinion as to the enforceability of any provisions providing for (i) a right of setoff against or waiver or release by the Company of any Subsidiary Guarantor or (ii) the indemnification, exculpation or right of contribution to any person (A) in conflict with principles of public policy, (B) to the extent precluded by federal or state securities laws, or (C) purporting to indemnify or exculpate such person from the consequence of its own negligence or strict liability or illegality or violation of laws.

     We hereby consent to the statements with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder. For purposes of this opinion, we assume that the securities to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.

                                                 Very truly yours,

                                             /s/ Fulbright & Jaworski L.L.P.